Exhibit 99.1

FOR IMMEDIATE RELEASE

KIT digital Reports on Integration of Recent Acquisitions and Strategic Outlook for 2010

Company Expects to Exceed 2009 Guidance, with Revenue of Approx. $46 Million, and Operating EBITDA Margins Over 10%

NEW YORK and PRAGUE, Czech Republic – December 4, 2009 – KIT digital, Inc. (NASDAQ: KITD), a leading global provider of on-demand software solutions for managing and monetizing Internet Protocol (IP) based video assets, reports on 2009 expectations and recent operational milestones, and sets out strategic objectives for 2010.

“Over the last two months since the acquisitions of Nunet and The FeedRoom, we have established a strong foundation for continued expansion across both our regional P&Ls and our industry verticals,” said Gavin Campion, president of KIT digital. “Our processes and corporate systems are now integrated and prepared to meet the opportunities ahead. We see tremendous potential for ‘3-screen’ IP video platform deployments with mobile operators as well as MSOs globally, and see particularly strong growth in the BRIC countries. Expansion into these markets and the launch of our next-generation ‘VX2’ platform will be areas of major strategic focus in 2010.”

Integration of Nunet and The FeedRoom
As part of the integration of Nunet and The FeedRoom, KIT digital will officially retire both brands next week, with all marketing activity now fully integrated under the KIT digital name. The complementary features of the acquired IP video software platforms are being systematically added to KIT VX, the company’s end-to-end software platform that enables enterprise clients to acquire, manage and distribute video assets. These enhanced features will be progressively rolled out to new and existing clients during the first and second quarter of 2010 as a significantly enhanced platform known as ‘VX2‘ is introduced, with a superset of functionality. The company intends to fully deploy VX2 across its global client set by the third quarter of 2010.

The integration of Nunet and The FeedRoom was conducted in support of KIT digital’s head office and global operations hub in Prague, Czech Republic. Human resources, payroll, finance, internal communications, IT support, technical operations and R&D functions are now consolidated and reporting into the relevant executive in Prague. The company’s new and existing regional sales offices have also been better integrated, including the company’s two New York City locations, which have been consolidated into The FeedRoom’s original location at 205 Hudson Street under the leadership of Dan Rosen, head of the Americas group for KIT digital. Nunet’s original location in Cologne, Germany will continue to be an important regional sales office and technical development center under the leadership of Markus Schloesser, vice president of business development and head of KIT digital Germany. Former Nunet CEO Arnd Froehlich has joined the executive team of KIT digital as global head of mobile services and innovation, and will divide his time between the company's Cologne and Prague offices.

In November, to support the integration of the global sales force, more than 55 members of the combined company’s sales and marketing teams completed a 4-day summit in Cairo, Egypt. The event focused on growing KIT digital’s international reach with the marketing and technological capabilities contributed by Nunet and FeedRoom. The agenda included global coordination around sales outreach relating to 10 prospective enterprise platform deals with mobile operators in the U.S., Spain, Australia, Brazil and China. Since the acquisitions, global new business leads have increased by 25%.

“Though there have been tough decisions along the way,” continued Campion, “we are very pleased with the integration of Nunet and The FeedRoom assets thus far. We have materially enhanced our management and technical development teams, and are now poised to take advantage of the cross-selling and up-selling opportunities that emerge from these types of combinations. After a strong third quarter with a record 19 new client wins on a stand-alone basis (plus another seven by Nunet and FeedRoom on a pro forma basis) we see strong new client and cash flow growth in Q4 as we continue to realize synergies in our global operations as a result of the acquisitions—a process we expect to continue through the first quarter of 2010.”

Corporate Outlook for Q4 2009 and Strategic Priorities for 2010
“This was a great year for us on a number of fronts,” commented Kaleil Isaza Tuzman, chairman and chief executive officer of KIT digital. “We achieved the operational results targets we set out for ourselves for the second consecutive year (despite the ‘Great Recession’), crossed over to free cash flow-positive status, lifted our monthly ARPU materially, listed on the NASDAQ Global Market, and substantially built out our technical capabilities. But we are not yet satisfied and are even more excited about 2010.”

KIT digital expects 2009 revenue of approximately $46 million with an operating EBITDA margin in excess of 10% for 2009. On a stand-alone basis (prior to any financial impact from its Q4 acquisitions of Nunet and The FeedRoom), management believes the company will have clearly achieved original 2009 guidance of more than $40 million in revenue and rising operating cash-flow margins (which the company defines as “operating EBITDA”) averaging at least 10% for the year. Management expects to achieve operating EBITDA margins in excess of 15% in Q4 2009. (See discussion of operating EBITDA, a non-GAAP term, in “About Operating EBITDA,” below.)

“Since we have been experiencing virtually no client attrition and more than 75% of our revenue is derived from long-term contracts, we have fairly high visibility into our forward performance. As such, in January, we plan to share our targets regarding revenue and expanded operating cash flow margins for 2010, as we have for the past two years since new management joined the company,” said Isaza Tuzman.

“Given our former executive presence in Dubai (we completed our headquarters move to Prague in August), we have received a number of inquiries about the Dubai World debt default,” said Isaza Tuzman. “Our operations and sales have been completely unaffected by the financial events recently occurring in the UAE. Less than 5% of our staff is based in the MENA (Middle East and North Africa) region, mostly in Cairo, and less than 0.3% of our revenues are generated by our UAE-based clients. That said, we are bullish on future business prospects in MENA, and will continue to staff up in the region over time.”

The KIT digital board and senior management team have defined four strategic priorities for 2010. These are: i) complete the technical and sales integration of Nunet and The FeedRoom; ii) roll out enhanced VX2 platform functionality across client deployments globally; iii) expand in the BRIC markets (Brazil, Russia, India, and China) via onshore office openings, commercial partnerships, joint ventures or selected acquisitions; and iv) improve corporate marketing and visibility globally as the true leader in the enterprise-class IP video asset management industry.

About KIT digital
KIT digital (NASDAQ: KITD) is a leading, global provider of on-demand, Internet Protocol (IP) based video asset management solutions. KIT VX, the company’s end-to-end software platform, enables enterprise clients to acquire, manage and distribute video assets across the three screens of today’s world: the personal computer, mobile device, and IPTV-enabled television set. The application of VX ranges from commercial video distribution to internal corporate deployments, including corporate communications, human resources, training, security and surveillance. KIT digital’s client base includes more than 600 enterprise customers across 30+ countries, including The Associated Press, Best Buy, Bristol-Myers Squibb, Disney-ABC, General Motors, Google, IMG Worldwide, Intel, McDonald's, News Corp, Telefonica, the U.S. Department of Defense, Verizon and Vodafone. KIT digital maintains principal offices in Prague, Cologne, Dubai, London, Melbourne (Australia), New York, Stockholm and Toronto. For additional information, please visit www.kitd.com.

About Operating EBITDA
Management uses operating EBITDA for forecasting and budgeting, and as a proxy for operating cash flow. Operating EBITDA is not a financial measure calculated in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered in isolation, or as an alternative to net income, operating income or other financial measures reported under GAAP. The company defines operating EBITDA as earnings before: non-cash derivative income/loss, non-cash stock based compensation; acquisition-related restructuring costs and other non-recurring charges; impairment of property and equipment; merger and acquisition expenses; and depreciation and amortization. Other companies (including the company’s competitors) may define operating EBITDA differently. The company presents operating EBITDA because it believes it to be an important supplemental measure of performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in a similar industry. Management also uses this information internally for forecasting, budgeting and performance-based executive compensation. It may not be indicative of the historical operating results of KIT digital nor is it intended to be predictive of potential future results. Please see the “GAAP to non-GAAP Reconciliation” table in the company’s press release, “KIT digital Reports Record Operating Results and New Client Contracts in Third Quarter 2009,” issued on November 19, 2009, for further information about this non-GAAP measure and reconciliation of operating EBITDA to net loss for the periods indicated in the release.

KIT digital Forward-Looking Statement
This press release contains certain "forward-looking statements" related to the businesses of KIT digital, Inc., which can be identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including uncertainties relating to product development and commercialization, the ability to obtain or maintain patent and other proprietary intellectual property protection, market acceptance, future capital requirements, regulatory actions or delays, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our public filings with the U.S. Securities and Exchange Commission. KIT digital is not under obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

KIT digital Media Contact:
Daniel Goodfellow
Vice President, Marketing & Communications
Tel. +1-646-873-3086
daniel@kitd.com

KIT digital Investor Relations Contact:
Matt Glover
Liolios Group, Inc.
Tel. +1-949-574-3860
info@liolios.com